Exhibit 21

SIGMA-ALDRICH CORPORATION
SUBSIDIARIES AS OF DECEMBER 31, 2013

Sigma-Aldrich Corporation (Delaware), the Registrant:

1)	Sigma-Aldrich Co. LLC (Delaware)

(A)	Sigma-Aldrich Grundstücks GmbH & Co. KG (Germany)[1]

(B)	Sigma-Aldrich Israel Ltd. (Israel)

(C)	Sigma-Aldrich Lancaster, Inc. (Missouri)

(1)	Techcare Systems, Inc. (California)

(D)	KL Acquisition Corp. (Missouri)

(1)	Chemical Trade Limited (Russia)

(2)	MedChem Limited (Russia)

(a)	SAF-LAB (Russia)

(3)	“Sigma-Aldrich Rus” (Russia)

(E)	Sigma-Aldrich Manufacturing LLC (Missouri)

(F)	Aldrich Chemical Co. LLC (Delaware)

(1)	Aldrich-APL, LLC (Illinois)

(G)	Supelco, Inc. (Delaware)

(H)	Sigma-Genosys of Texas LLC (Texas)

(I)	Sigma-Aldrich Business Holdings, Inc. (Delaware)

(1)	Sigma-Aldrich Research Biochemicals, Inc. (Massachusetts)

(J)	Cerilliant Corporation (Texas)

(K)	Sigma-Aldrich RTC, Inc. (Delaware)

(L)	Research Organics, Inc. (Ohio)

(M)	Research Organics Foreign Trade Corporation (Ohio)

(N)	S and F Properties, Inc. (Ohio)

(O)	Sigma-Aldrich China, Inc. (Missouri)

2)	Sigma-Aldrich, Inc. (Wisconsin)

3)	SAFC Carlsbad, Inc. (California)

4)	SAFC Hitech, Inc. (Delaware)

5)	SAFC, Inc. (Wisconsin)

6)	SAFC-JRH Holding Company, Inc. (Delaware)

(A)	SAFC Biosciences, Inc. (Delaware)

7)	Sigma-Aldrich Holding LLC (Delaware)

(A)	BioReliance Holdings, Inc. (Delaware)

(1)	BioReliance Intermediate, Inc. (Delaware)

(a)	BioReliance Corporation (Delaware)

(b)	BioReliance UK Acquisition Limited (UK)

i.	BioReliance Limited (Scotland, UK)

i.	BioReliance KK (Japan)

8)	Sigma-Aldrich Subsidiary I Corp. (Delaware)

9)	Sigma-Aldrich Finance Co. (Missouri)

10)	Sigma-Aldrich Insurance Company Ltd. (Bermuda)

11)	Sigma-Aldrich Verwaltungs GmbH (Germany)

12)	Sigma-Aldrich Logistik GmbH (Germany)

13)	Sigma-Aldrich Foreign Holding Co. (Missouri)

(A)	Sigma-Aldrich (OM) Ltd. (Greece)

(B)	Sigma-Aldrich Brasil Ltda. (Brazil)[2]

(C)	Sigma-Aldrich (Thailand) Co., Ltd. (Thailand)[8]

14)	Sigma-Aldrich (Switzerland) Holding AG (Switzerland)[7]

(A)	Sigma-Aldrich International GmbH (Switzerland)

(1)	Sigma-Aldrich Oceania Pty. Limited (Australia)

(a)	Sigma-Aldrich Pty. Limited (Australia)

i.	SAFC Biosciences Pty. Ltd. (Australia)

(b)	Sigma-Aldrich Australia General Partnership (Australia)[9]

(c)	Sigma-Aldrich New Zealand Co. (New Zealand)

(2)	Sigma-Aldrich (Pty.) Ltd. (South Africa)

(3)	Sigma-Aldrich Quimica Ltda. (Chile)[5]

(4)	Sigma-Aldrich Japan GK (Japan)

(5)	Sigma-Aldrich (Shanghai) Trading Co. Ltd. (China)

(6)	Sigma-Aldrich Hong Kong Holding Limited (Hong Kong)

(a)	Sigma-Aldrich (Wuxi) Life Science & Technology Co., Ltd. (China)

(7)	Sigma-Aldrich Pte. Ltd. (Singapore)

(a)	Sigma-Aldrich (M) Sdn. Bhd. (Malaysia)

(b)	Sigma-Aldrich Chemicals Private Ltd. (India)[10]

(c)	Sigma-Aldrich Holding Ltd. (Korea)

i.	Sigma-Aldrich Korea Ltd. (Korea)

(d)	Sigma-Aldrich Quimica, S. de R.L. de C.V. (Mexico)[11]

(8)	Sigma-Aldrich Production GmbH (Switzerland)

(9)	Sigma-Aldrich Chemie GmbH (Switzerland)

(10)	Sigma-Aldrich Belgium BVBA/SPRL (Belgium)[3]

(a)	Sigma-Aldrich Chemie BV (Netherlands)

(11)	Sigma-Aldrich BV (Netherlands)

(a)	Sigma-Aldrich Global S.a.r.l. (Luxembourg)

(b)	Sigma-Aldrich Chemie Holding GmbH (Germany)

i.	Sigma-Aldrich Chemie GmbH (Germany)

ii.	Sigma-Aldrich Produktions GmbH (Germany)

iii.	Sigma-Aldrich Biochemie GmbH (Germany)

i.	Sigma-Aldrich Laborchemikalien GmbH (Germany)

(12)	Sigma-Aldrich S.a.r.l. (Luxembourg)

(a)	Sigma-Aldrich Canada Co. (Canada)

(13)	Sigma-Aldrich Denmark ApS (Denmark)

(14)	Sigma-Aldrich Finland OY (Finland)

(15)	Sigma-Aldrich Kft (Hungary)

(16)	Sigma-Aldrich Italia S.r.l. (Italy)

(a)	Sigma-Aldrich S.r.l. (Italy)

(b)	Sigma-Aldrich Handels GmbH (Austria)

(17)	Sigma-Aldrich Holding S.a.r.l. (France)

(a)	Aldrich Chemical Foreign Holding LLC (Missouri)

i.	Sigma-Aldrich Chimie SNC Partnership (France)[4]

i.	Sigma-Aldrich Chimie S.a.r.l.

(b)	Sigma Chemical Foreign Holding LLC (Missouri)

(18)	Silverberry Limited (Ireland)

(a)	Shrawdine Limited (Ireland)

i.	Sigma-Aldrich Ireland Ltd. (Ireland)

(19)	Sigma-Aldrich Financial Services Limited (United Kingdom)

(20)	Sigma-Aldrich Norway AS (Norway)

(21)	Sigma-Aldrich Sp. z.o.o. (Poland)

(22)	Sigma-Aldrich Quimica S.L. (Spain)

(23)	Sigma-Aldrich spol. s.r.o. (Czech Republic)[12]

(24)	Sigma-Aldrich Sweden AB (Sweden)

(a)	Sigma-Aldrich de Argentina S.A. (Argentina)[6]

(B)	Sigma-Aldrich Company Limited (United Kingdom)

(1)	SAFC Biosciences Limited (United Kingdom)

(2)	Epichem Group Limited (United Kingdom)

(a)	SAFC Hitech Ltd. (United Kingdom)

i.	Soulbrain Sigma-Aldrich Ltd. (Korea)[13]

(b)	SAFC Hitech Taiwan Co. Ltd. (Taiwan)

(c)	SAFC Hitech (Shanghai) Chemical Co. Ltd. (China)

1 Ownership interest in Sigma-Aldrich Grundstücks GmbH & Co. KG (Germany) is Sigma-Aldrich Co. LLC- 94% and Sigma-Aldrich Verwaltungs GmbH-

6%.

2Ownership interest in Sigma-Aldrich Brasil Ltda. (Brazil) is Sigma-Aldrich Foreign Holding Co. - 76.7% and Sigma-Aldrich, Inc. - 23.3%.

3Ownership interest in Sigma-Aldrich BVBA/SPRL (Belgium) - Sigma-Aldrich International GmbH - 99.96%, Sigma-Aldrich Italia S.r.l. - .04%.

4Ownership interest in Sigma-Aldrich Chimie SNC (France) is Aldrich Chemical Foreign Holding LLC - 77% and Sigma Chemical Foreign Holding LLC- 23%.

5Ownership interest in Sigma-Aldrich Quimica Ltda. (Chile) is Sigma-Aldrich International GmbH - 99.99% and Sigma-Aldrich Sweden AB - 0.01%.

6Ownership interest in Sigma-Aldrich de Argentina SA (Argentina) is Sigma-Aldrich Sweden AB - 51.49% and Sigma-Aldrich International GmbH - 48.51%.

7Ownership interest in Sigma-Aldrich (Switzerland) Holding AG is Sigma-Aldrich Corporation - 73.94%, Sigma-Aldrich Co. LLC - 13.69% and Sigma-Aldrich Foreign Holding Co. - 12.37%.

8Ownership interest in Sigma-Aldrich (Thailand) Co., Ltd. (Thailand) is Sigma-Aldrich Foreign Holding Co. - 98%, Sigma-Aldrich Corporation - 1% and Sigma-Aldrich, Inc. - 1%.

9Ownership interest in Sigma-Aldrich Australia General Partnership (Australia) is Sigma-Aldrich Oceania Pty. Ltd.(Australia) - 99% and Sigma-Aldrich Pty. Ltd.(Australia) - 1%.

10Sigma-Aldrich Pte. Ltd. (Singapore) owns a nominal interest in Sigma-Aldrich Chemicals Private Limited (India) that is “held in trust” by Sigma-Aldrich (Switzerland) Holding AG.

11Ownership interest in Sigma-Aldrich Quimica, S. de R.L. de C.V. (Mexico) is Sigma-Aldrich Pte. Ltd. (Singapore) - 99.998% and Sigma-Aldrich International GmbH (Switzerland) - .002%.

12Ownership in Sigma-Aldrich spol. s.r.o. (Czech Republic) is Sigma-Aldrich International GmbH (Switzerland) - 99.683% and Sigma-Aldrich Pte. Ltd. (Singapore) - .317%.

13 Ownership in Soulbrain Sigma-Aldrich Ltd. (Korea) is SAFC Hitech Ltd. (UK) - 50%, and joint venture partner, Soulbrain Ltd. - 50%.